WINTERNITZ APPRAISAL SERVICE, INC.
235 Anthony Trail
Northbrook, Illinois 60062

CONSENT OF INDEPENDENT VALUATION FIRM

We hereby consent to the use in this Registration Statement on Form SB-2 (Amendment No. 1) of our report dated March 29, 2007 relating to the valuation of certain fixed assets of Derycz Scientific, Inc. as of February 28, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

WINTERNITZ APPRAISAL SERVICE, INC.

By: /s/ Glenn A. Winternitz, Ex. V.P.
Northbrook Illinois
February 14, 2008